POWER OF ATTORNEY


     The undersigned director(s) of Portland General Corporation hereby appoint(s) Leonard A. Girard, Joseph M. Hirko, Steven N.

Elliot, Steven F. McCarrel, and each of them severally, as the attorney-in-fact of the undersigned, to sign in the name(s) and behalf of the undersigned, in any and all capacities stated

therein, and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) a Registration

Statement on Form S-8 and any amendment thereto with respect to

25,000 shares of Common Stock, $3.75 par value under the Portland

General Corporation Employee Stock Purchase Plan and any

successor thereto, and (ii) a post-effective amendment to

Registration Statement No. 33-31441 to deregister all shares remaining under said Registration Statement.

Dated:  July 11, 1995
        Portland, Oregon


    /s/ Gwyneth Gamble Booth             /s/ Jerry E. Hudson
Gwyneth Gamble Booth                  Jerry E. Hudson

   /s/ Peter J. Brix
 Peter J. Brix                        Warren E. McCain

  /s/ Carolyn S. Chambers                /s/ Jerome J. Meyer
Carolyn S. Chambers                   Jerome J. Meyer

   /s/ John W. Creighton, Jr.            /s/ Randolph L. Miller
John W. Creighton, Jr.                Randolph L. Miller

   /s/ Ken L. Harrison                   /s/ Richard G. Reiten
Ken L. Harrison                       Richard G. Reiten

                                         /s/ Bruce G. Willison
                                      Bruce G. Willison


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